UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2006

QUIDEL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

10165 McKellar Court
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 552-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                          Entry into a Material Definitive Agreement.

On September 7, 2006, Quidel Corporation (the “Company”) announced that Paul E. Landers, the Company’s Senior Vice President, Chief Financial Officer and Secretary, had notified the Company of his intention to retire, effective March 31, 2007.  In connection with Mr. Landers’ anticipated retirement, the Company and Mr. Landers entered into an agreement (the “Agreement”), dated December 29, 2006, confirming the parties’ understandings as to Mr. Landers’ employment prior to his retirement and each party’s commitments and obligations on and after Mr. Landers’ retirement.  A copy of the Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Under the Agreement, Mr. Landers will remain an “at-will” employee of, and will continue full-time employment with, the Company through his retirement date.  Mr. Landers’ salary and employee benefits will continue at the same level as currently in effect through his retirement date, and Mr. Landers will remain eligible to receive a cash bonus under the Company’s existing 2006 cash incentive bonus plan if and to the extent the relevant performance metrics therein are achieved and if Mr. Landers remains employed by the Company through his retirement date or is earlier terminated by the Company without cause.  Under the Agreement and post-retirement, Mr. Landers has agreed to provide up to twenty hours per month for telephonic consultations for the Company’s benefit through the period ending December 31, 2007.  In addition, Mr. Landers has agreed (i) through December 31, 2007, not to engage in any capacity with a company in the U.S. or Japan that is in the business of developing and/or commercializing rapid diagnostic tests in infectious diseases, reproductive health, oncology or fecal occult blood testing, and (ii) through December 31, 2008, not to solicit the employment of any current or former employee, contractor, supplier or consultant of the Company or encourage any such person to terminate, limit or restrict their relationship with the Company.  In exchange for the foregoing and other consideration under the Agreement, upon the earlier of Mr. Landers’ retirement date or his involuntary termination by the Company without cause, (i) Mr. Landers’ outstanding stock options will be automatically vested if and to the extent such options would have vested in the normal course of business had his employment with the Company continued until December 31, 2007, and (ii) the restrictions on all outstanding shares of Mr. Landers’ restricted stock will automatically lapse if and to the extent such restrictions would have lapsed in the normal course of business had his employment with the Company continued until December 31, 2007.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                  Exhibits.

The following exhibit is filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Landers’ Agreement, dated December 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2007
QUIDEL CORPORATION

	By:	/s/ Robert J. Bujarski
	Name:	Robert J. Bujarski
	Its:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Landers’ Agreement, dated December 29, 2006.